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                                                                    EXHIBIT 23.2



                   CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS

     As independent public accountants, we hereby consent to the incorporation by reference in this Registration Statement on Form S-8 of ANSYS, Inc. (the "Registrant") of our reports dated April 19, 1996 relating to the consolidated financial statements of ANSYS, Inc. and its subsidiaries as of December 31, 1994 and 1995 and for the period from March 14, 1994 through December 31, 1994 and for the year ended December 31, 1995; and combined Financial Statements of Swanson Analysis Systems, Inc. for the year ended December 31, 1993 and for the period January 1, 1994 through March 13, 1994, included in the Registrant's Prospectus dated June 20, 1996 filed pursuant to Rule 424(b) in connection with the Registrant's Registration Statement on Form S-1 (No. 333-4278).


Coopers & Lybrand L.L.P.

/s/ Coopers & Lybrand L.L.P.

Pittsburgh, Pennsylvania
July 23, 1996



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